UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2025

KARTOON STUDIOS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	001-37950 (Commission File Number)	20-4118216 (I.R.S. Employer Identification No.)

190 N. Canon Drive, 4th Fl., Beverly Hills, CA 90210

(Address of principal executive offices) (Zip Code)

(310) 273-4222

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TOON	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Employment Agreements

Brian Parisi. On November 24, 2025, Kartoon Studios, Inc., a Nevada corporation (the “Company”), entered into a new Executive Employment Agreement with Brian Parisi (the “Parisi Employment Agreement”) which supersedes and replaces Mr. Parisi’s prior employment agreement with the Company. Pursuant to the Parisi Employment Agreement, Mr. Parisi will continue to serve as the Company’s Chief Financial Officer for a two-year term, effective January 1, 2026 at an annual base salary of $375,000 for the first year of the term and $400,000 for the second year of the term. Pursuant to the Parisi Employment Agreement, Mr. Parisi will be eligible to receive an annual performance bonus upon the achievement of yearly bonus targets. The Parisi Employment Agreement further provides that Mr. Parisi will receive an award of 500,000 restricted stock units under the Company’s Amended and Restated 2020 Incentive Plan vesting pro rata on an annual basis over three years.

The foregoing descriptions of the Parisi Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Parisi Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Michael Jaffa. On November 24, 2025, the Company also entered into a new Executive Employment Agreement with Michael Jaffa (the “Jaffa Employment Agreement”) which supersedes and replaces Mr. Jaffa’s prior employment agreement with the Company. Pursuant to the Jaffa Employment Agreement, Mr. Jaffa will continue to serve as the Company’s Chief Operating Officer and General Counsel for a three-year term effective November 14, 2025 at an initial annual base salary of $450,000, to be increased by 5% on each anniversary of the effective date of the agreement. Mr. Jaffa will be eligible to receive an annual performance bonus upon the achievement of yearly bonus targets. In addition, Mr. Jaffa will be entitled to receive a $50,000 guaranteed bonus in December 2025, which he had been entitled to receive pursuant to the terms of his prior employment agreement. The Jaffa Employment Agreement further provides that Mr. Jaffa will receive an award of 750,000 restricted stock units under the Company’s Amended and Restated 2020 Incentive Plan vesting pro rata on an annual basis over three years.

The foregoing description of the Jaffa Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Jaffa Employment Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 1.01. Entry into a Material Definitive Agreement.

The Company entered into an Agreement (the “Agreement”) with Continuation Capital, Inc. ("CCI") to pay obligations in the aggregate amount of $ 968,612.79 by issuing up to 1,705,071 million shares of its common stock to CCI (the “Shares”). On November 18, 2025, the Circuit Court of the Twelfth Judicial Circuit in and for Sarasota County, Florida (the “Florida Circuit Court”) entered an order approving the Agreement. The Agreement became binding upon the parties on November 26, 2025, when the NYSE American approved the issuance of the Shares.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein in its entirety by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The Shares will be issued at a rate of 1.75 shares per dollar of the Company’s obligation, pursuant to an exemption from the registration requirements under Section 3(a)(10) of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.		Description

10.1		Employment Agreement between Kartoon Studios, Inc. and Brian Parisi, dated November 24, 2025
10.2		Employment Agreement between Kartoon Studios, Inc. and Michael Jaffa, dated November 24, 2025
10.3*		The Agreement and Stipulation, dated as of November 18, 2025
104		The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

	*	The Company agrees to furnish supplementally a copy of any omitted exhibit and schedule to the SEC upon request

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARTOON STUDIOS, INC.

Date: November 28, 2025	By:	/s/ Andy Heyward
	Name:	Andy Heyward
	Title:	Chief Executive Officer

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